Exhibit 10.67

PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL "[***]" HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST

SECOND AMENDMENT TO
SUPPLY AND DISTRIBUTION AGREEMENT

This Second Amendment (“Second Amendment”) to the Supply and Distribution Agreement, dated November 19, 2009, between Cardinal Health 200, LLC (“Cardinal Health”) and Patient Safety Technologies, Inc. (“Supplier”), as modified by the First Amendment (dated March 1, 2011) and subsequent written correspondence dated December 8, 2011 and March 3, 2012 (collectively, “the Agreement”), is entered into by and between Supplier and Cardinal Health to modify the terms of the existing Agreement.  The effective date of this Second Amendment shall be January 1, 2013 (“Second Amendment Effective Date” or “Effective Date”).

1.            Amendment.  Upon the Second Amendment Effective Date, the Agreement shall be amended as follows:

1.1.	Section 1.1. of the First Amendment, which modified Section 2 (Term) of the Agreement, is hereby modified to read:

“The Term of this Agreement shall begin on the Effective Date and shall continue until December 31, 2016 (“Expiration Date”), unless earlier terminated in accordance with the provisions of Section 9 below (hereinafter, the “Extended Term”).”

1.2.	Section 1.2.a. (Target Inventory Levels) of the First Amendment is hereby deleted in its entirety and replaced with the following:

“a. Target Inventory Levels. Cardinal Health will maintain at least enough inventory of each Product SKU to support [***] days of sales to customers and other distributors (“Target Inventory Level”).  The Target Inventory Level will be calculated for each Product SKU based upon the most recent [***] day actual average monthly sales to customers and other distributors as determined by monthly sales tracing reports and will be based off Product SKU unit volumes.”

1.3.	Section 1.2.b. (Excess Inventory) of the First Amendment is hereby deleted in its entirety and replaced with the following:

“b.  Excess Inventory.  All inventory of Product held by Cardinal Health, including all Product delivered under the Forward PO, in excess of the Target Inventory Level for each SKU will be considered “Excess Inventory”.  Excess Inventory will be calculated on a SKU by SKU basis.  Cardinal Health shall provide Supplier monthly calculations of both Target Inventory Levels and Excess Inventory for each Product SKU no later than the tenth (10th) business day of each calendar month, except for inventory calculations for January 2013, which shall be provided to Supplier no later than January 25, 2013.  From the Second Amendment Effective Date until December 31, 2013, Cardinal Health shall, in addition to maintaining the Target Inventory Level, also maintain Excess Inventory; however, Cardinal Health shall not be required to maintain Excess Inventory greater than the amount of inventory represented by the Forward PO.

PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL "[***]" HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST

As of the Second Amendment Effective Date, the amount of Excess Inventory held by Cardinal Health is $10 million.  During calendar years 2013 and 2014, Supplier agrees to pay Cardinal Health an annual sales discount equal to [***]% of the Excess Inventory amount, or $[***], to be paid in equal monthly installments of $[***].  As set forth above, Cardinal Health will provide Supplier with monthly calculations of the Excess Inventory amount, and in the event the Excess Inventory amount for any month drops below $10 million, Cardinal Health will reduce the monthly [***]% sales discounts to reflect the change in Excess Inventory value.  For example, if Cardinal Health’s monthly inventory report shows Excess Inventory of only $[***], then the sales discount for that month will be reduced to $[***] million x [***]%, divided by 12.  No later than the fifteenth (15th) business day of each calendar month during 2013 and 2014, Cardinal Health will invoice Supplier for the monthly sales discount, as established by the monthly Excess Inventory calculation process described above, with the exception of the monthly sales discount invoice for January 2013, which shall be issued no later than January 25, 2013.  Supplier’s payment of the monthly sales discount shall be due to Cardinal Health within fifteen (15) business days of invoice receipt.”

1.4.	Section 1.2.e. (Days Inventory On Hand Reduction) is hereby deleted in its entirety and replaced with the following:

“e.  Days Inventory On Hand Reduction.  On the first business day of each month, beginning on January 1, 2014, Cardinal Health shall calculate its current Days of Inventory on Hand (DIOH) of Supplier’s raw material inventory for all channels.  The monthly calculation of DIOH shall be as follows: (i) then-current raw material inventory balance (ii) divided by annualized cost of goods sold (“Annualized COGS”) [which equals the last three months actual sales multiplied by 4 multiplied by [***] (iii) multiplied by 365 (the “Monthly Calculated DIOH”).  Once the Monthly Calculated DIOH is established for a given month, Cardinal Health will determine the inventory bleed down for each remaining month between January 1, 2014 and December 31, 2014 (the “Bleed Down Period”) by subtracting the Target DIOH Level from the Monthly Calculated DIOH and then dividing by the number of remaining months in the Bleed Down Period.  For purposes hereof, the Target DIOH Level is [***] DIOH.  Nothing in this provision shall limit Supplier’s rights to buy back any Excess Inventory from Cardinal Health pursuant to Section 1.2.c. above.  During the Bleed Down Period, Supplier will continue to pay Cardinal Health the monthly sales discount, as determined by the monthly Excess Inventory calculation process described above in Section 1.2.b.

PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL "[***]" HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST

This calculation shall be completed by Cardinal Health on a monthly basis and reported to Supplier no later than the 10th business day of each calendar month during the Bleed Down Period.  If Supplier executes its option to buy back Excess Inventory, as outlined in Section 1.2.c. above, Cardinal Health will not be required to make additional purchases of inventory because of Supplier’s buyback purchase of Excess Inventory, and Supplier’s purchase of any Excess Inventory will also be factored into the next reported Monthly Calculated DIOH to reflect the resulting lower inventory balances held by Cardinal Health.

If at the end of the Bleed Down Period (December 31, 2014), the DIOH of Supplier’s raw materials is still above the Target DIOH Level [***], Supplier shall have 45 days to purchase back inventories sufficient to allow Cardinal Health achieve the Target DIOH Level or Cardinal Health may thereafter elect to cease purchasing product from Supplier until such time as the Target Inventory Level set forth in Section 1.2.a. of the First Amendment to the Agreement is reached.

In the event the Agreement is terminated for any reason or Supplier fails to perform its obligations under the Agreement, Supplier will be obligated to purchase from Cardinal Health, within thirty (30) days of the effective date of termination or of the date on which Supplier ceased performance, the then-current amount of Excess Inventory.

1.5	The following language is here by added as subsection a. to Section 9 (Termination) of the Agreement:

“9.a. Change of Control.Cardinal Health may terminate this Agreement immediately on notice upon occurrence of a Change of Control of Supplier.  For purposes of this Section, “Change of Control” means the occurrence of any of the following:

(i) Any person or entity, or group thereof acting in concert (a “Person”), being or becoming the “beneficial owner” (as such term is defined in Securities and Exchange Commission (“SEC”) Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), directly or indirectly, of securities of Supplier which, together with securities previously owned, confer upon such Person or group the combined voting power, on any matters brought to a vote of shareholders, of fifty-one percent (51%) or more of the then outstanding shares of voting securities of Supplier;

PORTIONS OF THIS AGREEMENT IDENTIFIED BY THE SYMBOL "[***]" HAVE BEEN OMITTED AND FILED SEPARATELY WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A CONFIDENTIAL TREATMENT REQUEST

(ii) The direct or indirect sale, lease, assignment, conveyance, transfer or other disposition of assets of Supplier or any of its subsidiary or subsidiaries, in a transaction or series of transactions, if the aggregate consideration received or to be received by Supplier or any such subsidiary in connection with such sale, lease, assignment, conveyance, transfer or other disposition is greater than fifty-one percent (51%) of the book value, determined in accordance with generally accepted accounting principles, of Supplier’s assets determined on a consolidated basis immediately before such transaction or the first of such transactions;

(iii)  The merger, consolidation, share exchange or reorganization of Supplier (or one or more direct or indirect subsidiaries of Supplier) as a result of which the holders of all of the shares of capital stock of Supplier as a group would receive less than fifty-one percent (51%) of the combined voting power of the voting securities of Supplier or such surviving or resulting entity or any parent thereof immediately after such merger, consolidation, share exchange or reorganization; or

(iv) The commencement (within the meaning of SEC Rule 13e-4 under the Exchange Act) of a tender or exchange offer which, at the moment of time it becomes a successful tender or exchange offer, would result in a Change of Control of Supplier.”
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2.            Entire Agreement.  The parties agree that this Second Amendment shall be annexed to and made part of the previously amended Agreement.  Any conflicts arising between this Second Agreement and the Agreement shall be resolved in favor of the provisions of this Second Amendment.  Except as herein provided, all of the terms and conditions in the Agreement remain unchanged and effective and are hereby reaffirmed.

3.            Definitions.  Terms not specifically defined herein shall have the meaning ascribed to them in the Agreement.

4.            Execution in Counterparts.  This Second Amendment may be executed in one or more counterparts and delivered by facsimile or electronic mail, each with original signature visible, and each such counterpart shall be deemed an original, but all such counterparts shall together constitute but one and the same agreement.

Patient Safety Technologies, Inc.	Cardinal Health 200, LLC

By:	By:

Name:	Name:

Title:	Title:

Date:	Date: